UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 7, 2006

JPMorgan Chase & Co.
(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

270 Park Avenue		10017
New York, NY
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

     On Saturday, April 8, 2006, JPMorgan Chase & Co. (“JPMorgan”) issued a press release announcing it and The Bank of New York Company, Inc. (“Bank of New York”) had entered into a definitive agreement pursuant to which JPMorgan agreed to acquire Bank of New York’s consumer, small-business and middle-market banking businesses in exchange for JPMorgan’s corporate trust business plus a cash payment of $150 million. The transaction has been approved by both companies’ board of directors, and the completion of the transaction is subject to the receipt of necessary regulatory approvals.

     On Monday, April 10, 2006, JPMorgan held an investor presentation providing additional information regarding the transactions contemplated by the agreement. Copies of the press release and the investor presentation materials are included herein as Exhibits 99.1 and 99.2. These materials are incorporated herein by reference and the foregoing description is qualified in its entirety by reference to such materials.

Item 9.01     Financial Statements and Exhibits

Exhibit No. Description

99.1	Press Release, dated April 8, 2006, issued by JPMorgan Chase & Co. announcing the agreement to acquire The Bank of New York’s consumer, small-business, and middle- market banking businesses in exchange for JPMorgan Chase’s corporate trust operations

99.2	Investor Presentation, dated April 10, 2006, regarding the agreement to acquire The Bank of New York’s consumer, small-business, and middle-market banking businesses in exchange for JPMorgan Chase’s corporate trust operations

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO.

Date: April 10, 2006	By: /s/ Anthony J. Horan
Name: Anthony J. Horan
Title: Corporate Secretary

Exhibit Index

Exhibit No. Description

99.1	Press Release, dated April 8, 2006, issued by JPMorgan Chase & Co. announcing the agreement to acquire The Bank of New York’s consumer, small-business, and middle-market banking businesses in exchange for JPMorgan Chase’s corporate trust operations

99.2	Investor Presentation, dated April 10, 2006, regarding the agreement to acquire The Bank of New York’s consumer, small-business, and middle-market banking businesses in exchange for JPMorgan Chase’s corporate trust operations